Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the inclusion of our report for The KippGroup included in this Form 8-K, dated March 19, 1999, into the previously filed Registration Statements of Synetic, Inc. and Subsidiaries on Form S-8 (including File Nos. 33 34925, 33 34926, 33 38446, 33 46639, 33 46640, 333-19043, 333-21555 and 333-36041)



                                              /s/Arthur Andersen LLP

Orange County, California
June 1, 1999